Exhibit (a)(10.3)


         AIR PRODUCTS LOGO

         Air Products and Chemicals, Inc.                        J. P McAndrew
         7201 Hamilton Boulevard                                 Vice President
         Allentown, PA 181?5-7501                               Human Resources
         Tel  610 481-7258
         Fax 610 481-8951


                                  19 April 2000



         Leonard Broese van Groenou
         23 Oatlands Close
         Weybridge
         Surrey, England KT13 9EE

         Subject:  Pension Arrangements

         Dear Leonard:

         This letter confirms and expands upon the commitments made to you in my prior correspondence of 30 May 1997. Previously. I have informed you that a decision has been made to allow you to participate in the Air Products Europe Supplementary Pension Plan. Furthermore, the Company and the U.K. Inland Revenue have approved a normal retirement age of 60 for you. Accordingly, the Company will target a pension of two-thirds of your final pensionable salary (final base salary less the Lower Earnings Limit. The LEL is set annually by the U.K. Government and for the year 99/00 is PDS 3484.) Furthermore, in the event that the Company requires you to take early retirement, the two-thirds pension will be payable immediately and adjusted based upon your actual service and up to five additional years of pensionable service (not to exceed 40 years of pensionable service in the aggregate) and without abatement for early payment. The ultimate pension will be comprised of the U.K. pension plan and the Belgian pension plan together with an element of unfunded pension provisions.

         Leonard, you are awarded this valuable benefit in recognition of your significant service to our Company, and I know that I can be confident of your recognition of the need to respect its confidentiality.

                                     Sincerely,

                                     /s/ J. P. McAndrew

                                    J. P. McAndrew
                                    Vice President-Human Resources




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